NEWS RELEASE – February 24, 2026        Exhibit 99.1

Havertys Reports Operating Results for Fourth Quarter 2025

ATLANTA, GA / ACCESSWIRE / February 24, 2026 / HAVERTYS (NYSE: HVT) and (NYSE: HVT.A), today reported its operating results for the fourth quarter ended December 31, 2025.

Fourth quarter 2025 versus fourth quarter 2024:

•Diluted earnings per common share (“EPS”) of $0.51 versus $0.49.
•Consolidated sales increased 9.5% to $201.9 million. Comparable store sales increased 8.2%.
•Gross profit margin of 60.4% versus 61.9%. Excluding the impact of LIFO, gross profit margin was 62.4% for 2025 and 61.4% for 2024.

FY 2025 versus FY 2024:

•Diluted earnings per common share (“EPS”) of $1.19 for 2025 and 2024.
•Consolidated sales increased 5.0% to $759.0 million. Comparable store sales increased 2.1%.
•Gross profit margin was 60.7% for 2025 and 2024. Excluding the impact of LIFO, gross profit margin was 61.3% for 2025 and 60.6% for 2024.
•Pre-tax income of $26.8 million versus $26.2 million.

Stock Repurchase Program:

•The Board of Directors approved an additional $15 million authorization for the Company's stock repurchase program.

Steven G. Burdette, President and CEO, said, "Our fourth quarter results were highlighted by our second consecutive quarter of growth in both written and delivered sales and comp-store sales. This sustained momentum reflects the effectiveness of our customer-first approach and strategic marketing investments, which continue to drive traffic and increase average tickets while maintaining strong gross margins, even as we navigate persistent industry headwinds. We are pleased to announce that we plan to enter our 18th state, in Pittsburgh, Pennsylvania, later this year, bringing our total planned store openings for 2026 to five locations.

In 2025, we returned $25.6 million to our shareholders through $4.8 million in share repurchases and $20.8 million in quarterly dividends. Our disciplined capital management approach reflects our commitment to delivering long-term value while maintaining the financial strength needed to grow in a challenging environment.

Our 2025 results demonstrate that our strategic initiatives and clear value proposition continue to resonate. We are encouraged by the positive momentum in our business and remain focused on delivering sustainable growth and long-term value for our customers and shareholders."

NEWS RELEASE – February 24, 2026

Fourth Quarter ended December 31, 2025 Compared to Same Period of 2024

•Total sales up 9.5%, comp-store sales up 8.2% for the quarter. Total written sales increased 3.5% and written comp-store sales increased 3.2% for the quarter.
•Design consultants accounted for 33.3% of written business in 2025 and 31.8% in 2024.
•Gross profit margins decreased 150 basis points to 60.4% in 2025 from 61.9% in 2024. In 2025, the change in LIFO reserve generated a negative impact of $3.9 million compared to a positive impact of $0.9 million in 2024.
•SG&A expenses were 55.7% of sales versus 57.4% and increased $6.6 million. The primary drivers of this change are:
•increase of $2.9 million in selling expenses due to higher commissioned-based compensation and third-party credit costs.
•increase of $3.1 million in administrative expenses due to performance-based incentive compensation and stock based compensation costs.

Balance Sheet and Cash Flow

•Cash, cash equivalents, and restricted cash equivalents at December 31, 2025 are $131.9 million.
•Generated $52.6 million in cash from operating activities primarily from earnings and changes in working capital, including a $12.7 million increase in inventories, a $5.2 million decrease in customer deposits, a $12.3 million decrease in other assets and liabilities and an $8.1 million increase in accrued liabilities and vendor repayments.
•Invested $19.7 million in capital expenditures.
•Purchased 216,482 shares of common stock for $4.8 million.
•Paid $20.8 million in quarterly cash dividends in 2025.
•No debt outstanding at December 31, 2025 and credit availability of $80.0 million.

Expectations and Other
•On February 20, 2026, the Supreme Court invalidated the tariffs imposed by the administration under the International Emergency Economic Protection Act during 2025, and the administration announced its intention to impose new tariffs under different regulations.  Our 2026 guidance includes the impact of the new tariffs announced by the administration.  We continue to monitor tariff developments and assess their potential impact on our business as such changes could have a material impact on our results of operations.
•We expect gross profit margins for 2026 will be between 60.5% to 61.0%. Gross profit margins fluctuate quarter to quarter in relation to our promotional cadence. Our estimated gross profit margins for 2026 are based on anticipated product and freight costs and the impact on our LIFO reserve.
•Fixed and discretionary expenses within SG&A for the full year of 2026 are expected to be in the $307.0 to $309.0 million range. The increases over 2025 are primarily from store growth and inflation. Variable SG&A expenses for the full year of 2026 are anticipated to be in the 18.6% to 18.8% range.
•Our effective tax rate for 2026 is expected to be 26.0% excluding the impact of discrete items and any new tax legislation.
•Planned capital expenditures are approximately $33.5 million in 2026, an increase over 2025 due to our planned store growth for the year.

NEWS RELEASE – February 24, 2026

Stock Repurchase Program

The Company also reported today that, on February 20, 2026, its Board of Directors approved a new authorization under its stock repurchase program that permits the Company to purchase an additional $15.0 million of its common stock and Class A common stock. As of February 24, 2026, there is approximately $18.3 million remaining under the existing authorization. Shares may be repurchased, at the Company's discretion, from time-to-time in the open market.

Key Results
(amounts in millions, except per share amounts)

Results of Operations
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Sales	$201.9	$184.4	$759.0	$722.9
Gross Profit	122.0	114.2	460.5	439.1
Gross profit as a % of sales	60.4%	61.9%	60.7%	60.7%

SGA
Variable	38.2	34.8	141.6	139.8
Fixed	74.3	71.0	297.7	279.4
Total	112.5	105.8	439.3	419.2
SGA as a % of sales
Variable	18.9%	18.9%	18.7%	19.4%
Fixed	36.8%	38.5%	39.2%	38.6%
Total	55.7%	57.4%	57.9%	58.0%

Pre-tax income	10.8	9.6	26.8	26.2
Pre-tax income as a % of sales	5.3%	5.2%	3.5%	3.6%
Net income	8.5	8.2	19.7	20.0
Net income as a % of sales	4.2%	4.4%	2.6%	2.8%

Diluted earnings per share (“EPS”)	$0.51	$0.49	$1.19	$1.19

Other Financial and Operations Data

	Twelve Months Ended December 31,
	2025	2024
EBITDA (in millions)(1)	$45.5	$41.7
Sales per square foot	$167	$164
Average ticket	$3,530	$3,371

NEWS RELEASE – February 24, 2026

Liquidity Measures

	Twelve Months Ended December 31,			Twelve Months Ended December 31,
Free Cash Flow	2025	2024	Cash Returns to Shareholders	2025	2024
Operating cash flow	$52.6	$58.9	Share repurchases	$4.8	$5.0
Capital expenditures	(19.7)	(32.1)	Dividends	20.8	20.5
Free cash flow	$32.9	$26.8	Cash return to shareholders	$25.6	$25.5

(1)See the reconciliation of the non-GAAP metrics at the end of the release.

HAVERTY FURNITURE COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net sales	$201,919	$184,353	$758,995	$722,899
Cost of goods sold	79,871	70,196	298,498	283,821
Gross profit	122,048	114,157	460,497	439,078

Expenses:
Selling, general and administrative	112,463	105,826	439,327	419,221
Other expense (income), net	29	200	(543)	(214)
Total expenses	112,492	106,026	438,784	419,007

Income before interest and income taxes	9,556	8,131	21,713	20,071
Interest income, net	1,233	1,501	5,120	6,082

Income before income taxes	10,789	9,632	26,833	26,153
Income tax expense	2,255	1,437	7,103	6,197
Net income	$8,534	$8,195	$19,730	$19,956

Basic earnings per share:
Common Stock	$0.53	$0.50	$1.22	$1.23
Class A Common Stock	$0.50	$0.48	$1.14	$1.15

Diluted earnings per share:
Common Stock	$0.51	$0.49	$1.19	$1.19
Class A Common Stock	$0.50	$0.47	$1.14	$1.15

Cash dividends per share:
Common Stock	$0.33	$0.32	$1.29	$1.26
Class A Common Stock	$0.31	$0.30	$1.21	$1.18

NEWS RELEASE – February 24, 2026

HAVERTY FURNITURE COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 31, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$125,325	$120,034
Restricted cash and cash equivalents	6,547	6,280
Inventories	96,155	83,419
Prepaid expenses	10,236	14,576
Other current assets	11,064	14,587
Total current assets	249,327	238,896
Property and equipment, net	177,207	182,622
Right-of-use lease assets	190,586	194,411
Deferred income taxes	19,301	17,075
Other assets	12,631	15,743
Total assets	$649,052	$648,747
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15,447	$14,914
Customer deposits	35,504	40,733
Accrued liabilities	46,531	39,635
Current lease liabilities	35,967	36,283
Total current liabilities	133,449	131,565
Noncurrent lease liabilities	180,450	182,096
Other liabilities	27,224	27,525
Total liabilities	341,123	341,186
Stockholders’ equity	307,929	307,561
Total liabilities and stockholders’ equity	$649,052	$648,747

NEWS RELEASE – February 24, 2026

HAVERTY FURNITURE COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(In thousands)	Twelve Months Ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net income	$19,730	$19,956
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,822	21,611
Net loss on asset impairment	469	—
Stock-based compensation	7,311	6,742
Deferred income taxes	(2,145)	(1,472)
Net gain on sale of land, property, and equipment	(15)	(153)
Other	1,094	1,123
Changes in operating assets and liabilities:
Inventories	(12,736)	10,537
Customer deposits	(5,229)	4,896
Other assets and liabilities	12,254	7,051
Accounts payable and accrued liabilities	8,089	(11,382)
Net cash provided by operating activities	52,644	58,909

Cash Flows from Investing Activities:
Capital expenditures	(19,672)	(32,092)
Proceeds from sale of land, property and equipment	111	461
Net cash used in investing activities	(19,561)	(31,631)

Cash Flows from Financing Activities:
Dividends paid	(20,837)	(20,468)
Common stock repurchased	(4,778)	(4,991)
Taxes on vested restricted shares	(1,910)	(3,282)
Net cash used in financing activities	(27,525)	(28,741)

Change in cash, cash equivalents and restricted cash equivalents during the period	5,558	(1,463)
Cash, cash equivalents and restricted cash equivalents at beginning of period	126,314	127,777
Cash, cash equivalents and restricted cash equivalents at end of period	$131,872	$126,314

NEWS RELEASE – February 24, 2026

GAAP to Non-GAAP Reconciliation
We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. We believe that EBITDA is a meaningful measure to share with investors because it allows comparison of operational performance for the comparable period. Additionally, we believe that gross profit margin, excluding the impact of LIFO, is a meaningful measure to share because it removes the volatility created by LIFO adjustments resulting from the tariff-related U.S. policy changes in 2025.

Reconciliation of GAAP measures to EBITDA

	Twelve Months Ended December 31,
(in thousands)	2025	2024
Income before income taxes, as reported	$26,833	$26,153
Interest income, net	(5,120)	(6,082)
Depreciation	23,822	21,611
EBITDA	$45,535	$41,682

Gross profit margin, excluding the impact of LIFO

	Three Months Ended December 31,
(in thousands)	2025	2024
Net sales	$201,919	$184,353
Cost of goods sold	79,871	70,196
Gross profit	$122,048	$114,157
LIFO Adjustment	3,895	(900)
Gross Profit, excluding the impact of LIFO	$125,943	$113,257
Gross Profit Margin, excluding the impact of LIFO	62.4%	61.4%

	Twelve Months Ended December 31,
(in thousands)	2025	2024
Net sales	$758,995	$722,899
Cost of goods sold	298,498	283,821
Gross profit	$460,497	$439,078
LIFO Adjustment	4,649	(807)
Gross Profit, excluding the impact of LIFO	$465,146	$438,271
Gross Profit Margin, excluding the impact of LIFO	61.3%	60.6%

Comparable Store Sales
Comparable-store or “comp-store” sales is a measure which indicates the performance of our existing stores and website by comparing the sales growth for stores and online for a particular month over the corresponding month in the prior year. Stores are considered non-comparable if they were not open during the corresponding month or if the selling square footage has been changed significantly.

NEWS RELEASE – February 24, 2026

Cost of Goods Sold and SG&A Expense
We include substantially all our occupancy and home delivery costs in SG&A expense as well as a portion of our warehousing expenses.  Accordingly, our gross profit may not be comparable to those entities that include these costs in cost of goods sold.

We classify our SG&A expenses as either variable or fixed and discretionary.  Our variable expenses are comprised of selling and delivery costs.  Selling expenses are primarily compensation and related benefits for our commission-based sales associates, the discount we pay for third party financing of customer sales and transaction fees for credit card usage.  We do not outsource delivery, so these costs include personnel, fuel, and other expenses related to this function.  Fixed and discretionary expenses are comprised of rent, depreciation and amortization and other occupancy costs for stores, warehouses and offices, and all advertising and administrative costs.

Conference Call Information
The company invites interested parties to listen to the live webcast of the conference call on February 24, 2026 at 10:00 a.m. ET at its website, ir.havertys.com. If you cannot listen live, a replay will be available on the day of the conference call at the website at approximately 12:00 p.m. ET.

About Havertys
Havertys (NYSE: HVT and HVT.A), established in 1885, is a full-service home furnishings retailer with 129 showrooms in 17 states in the Southern and Midwestern regions providing its customers with a wide selection of quality merchandise in middle to upper-middle price ranges. Additional information is available on the Company’s website havertys.com.

Safe Harbor
This press release contains, and the conference call may contain forward-looking statements subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which are beyond our control.

All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations for retail and operating margins, selling square footage and capital expenditures for 2026, our liquidity position to continue to fund our growth plans, and our efforts and initiatives to execute our strategic plan.

We caution that our forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information you are cautioned not to place undue reliance on our forward-looking statements, and they should not be relied upon as a prediction of actual results. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include but are not limited to: competition from national, regional and local retailers of home furnishings; our ability to anticipate changes in consumer preferences; our ability to successfully implement our growth and other strategies; our ability to maintain and enhance our brand; importing merchandise from foreign sources; fluctuations and volatility in the cost of raw materials and components; our dependence on third-party producers to meet our requirements; our vendors' ability to meet our quality control standards or comply with changes to the legislative or regulatory framework regarding product safety; risks in our supply chain, including price, availability

NEWS RELEASE – February 24, 2026

and quality of raw materials and components utilized in the products we sell and our ability to forecast our supply chain needs; our reliance on third-party transportation vendors for product shipments from our suppliers; the effects of labor disruptions or labor shortages; and our ability to attract and retain key employees; the rise of oil and gasoline prices; increased transportation costs; damage to one of our distribution centers; the vulnerability of our information technology infrastructure to cyber-attacks, breaches and other disruptions; changes in general domestic and international economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions, and changing government policies, laws and regulations; pending or unforeseen litigation; as well as other risks and uncertainties discussed in the Company's Annual Report on Form 10-K and from time to time in the Company's subsequent filings with the SEC.

Forward-looking statements describe our expectations only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K, and other reports filed with the SEC.

Contact:
Havertys 404-443-2900
Tiffany Hinkle
AVP, Financial Reporting

SOURCE:  Haverty Furniture Companies, Inc.